345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces

First Quarter 2021 Financial Results and Full Year Revenue Outlook

•	First quarter net sales of $1.847 billion increased 3.6%, 0.8% on a constant currency basis
•	First quarter diluted earnings per share were $0.94; adjusted diluted earnings per share were $1.71
•	Full-year 2021 guidance provided – Company expects 14% to 17% revenue growth on a reported basis and 12.5% to 15.5% on a constant currency basis versus 2020

(WARSAW, IN) May 4, 2021 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended March 31, 2021.  The Company reported first quarter net sales of $1.847 billion, an increase of 3.6% over the prior year period, and an increase of 0.8% on a constant currency basis.  Net earnings for the first quarter were $198.1 million, or $359.1 million on an adjusted basis.

Diluted earnings per share were $0.94 for the first quarter.  Adjusted diluted earnings per share were $1.71 for the first quarter, an increase of 0.6% over the prior year period.

“Our performance was stronger than we anticipated in the first quarter, as we saw signs of the pandemic beginning to subside across many regions toward the end of the quarter driven by acceleration of vaccine rollout.  As we move into the second quarter, we expect that momentum to continue and believe we are well-positioned to meet the needs of our customers as elective procedures return," said Bryan Hanson, President and CEO of Zimmer Biomet.  "Despite the challenges of COVID-19, the transformation of our business has continued over the past year.  We are proud of the milestones Zimmer Biomet has already accomplished in 2021 and we have confidence that we can drive significant value for our key stakeholders as we move our Mission forward."

Please see the attached schedules accompanying this press release for additional details on performance in the quarter, including sales by Zimmer Biomet’s three geographies and five product categories.

Recent Highlights

Aligned with Zimmer Biomet’s active portfolio management strategy and the ongoing transformation of the business, key recent highlights include:

•

Introduction of ZBEdge, Zimmer Biomet’s suite of integrated digital and robotic technologies, purposefully engineered to deliver data-powered clinical insights, shared seamlessly across the patient journey. ZBEdge includes the ROSA® Robotics Platform, anatomical visualization and guidance solutions such as Signature™ ONE Surgical Planning, remote care and patient engagement management systems like mymobility® with Apple Watch®, as well as data services and analytics including the OrthoIntel Orthopedic Intelligence Platform and the Omni™ Surgical Suite integrated operating room.

•

510(k) clearance from the U.S. Food and Drug Administration (FDA) for the ROSA® Partial Knee System for robotically-assisted partial knee replacement surgeries, marking the latest addition to the ROSA program and the recently launched ZBEdge suite of integrated digital and robotic technologies.

•

Key additions to the Zimmer Biomet Leadership Team, including the appointments of the Company’s first Chief Transformation Officer, Ellie Humphrey, and a new Chief Human Resources Officer, Lori Winkler, as well as the promotion of Sang Yi to Group President of APAC and the expansion of Ivan Tornos’ role to Chief Operating Officer with new leadership responsibilities for the EMEA region.

•	Continued momentum for the planned spinoff transaction of the Spine & Dental businesses with the appointment of Vafa Jamali as President of “NewCo”.

Geographic and Product Category Sales

In the three-month period ended March 31, 2021, the Company updated its product category sales reporting. Product category sales include the following changes:

•	Orthopedic robotic capital sales and services, previously reported in the Knees product category, are included in the Other product category;
•	Disposable products used in computer-assisted surgeries, previously reported in the Other product category, are included in the Knees product category;
•	CMFT (Craniomaxillofacial and Thoracic) products, previously reported in the Dental, Spine & CMFT category, are included in the S.E.T. (Sports Medicine, Extremities and Trauma) product category;
•	CMFT has been removed from the Dental, Spine & CMFT product category and the name has been changed to Dental & Spine to reflect the revenue related to the planned spinoff of NewCo;
•	Office based technologies products, previously reported in the Other product category, are included in the Dental & Spine product category; and
•	Other immaterial adjustments across product categories related to brand alignment.

Prior period product category sales have been reclassified to conform to the current presentation.  The Company has posted updated sales tables for fiscal 2020 and 2019 reflecting these changes on the Investor Relations section of its website, https://investor.zimmerbiomet.com. These changes have no impact on the Company’s consolidated results of operations.

The following sales table provides results by geography and product category for the three-month period ended March 31, 2021, as well as the percentage change compared to the prior year period, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2021
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,115.0	1.2%	1.0%
EMEA	384.2	(3.5)	(10.3)
Asia Pacific	348.2	22.4	15.5
Total	$1,847.4	3.6%	0.8%
Product Categories
Knees
Americas	$358.8	(5.1)%	(5.4)%
EMEA	131.3	(14.0)	(19.8)
Asia Pacific	124.2	26.9	18.5
Total	614.3	(2.3)	(5.2)
Hips
Americas	235.2	1.1	0.9
EMEA	107.7	(3.2)	(9.5)
Asia Pacific	104.1	17.3	11.2
Total	447.0	3.3	0.3
S.E.T. *	417.6	9.6	7.2
Dental & Spine	246.0	12.1	9.6
Other	122.5	0.3	(2.5)
Total	$1,847.4	3.6%	0.8%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Financial Guidance

The Company is providing the following full-year 2021 financial guidance:

Projected Year Ending December 31, 2021
2021 reported revenue growth	14% - 17%
Foreign Currency Exchange Impact	1.5%
Adjusted Operating Profit Margin(1)	26.5% - 27.5%
Adjusted Tax Rate(1)	16.0% - 16.5%
Adjusted Diluted EPS(1)	$7.60 - $8.00
(1)

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures.”

Conference Call

The Company will conduct its first quarter investor conference call today, May 4, 2021, at 8:30 a.m. ET.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three-month period ended March 31, 2021 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three-month period ended March 31, 2021 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release.  Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.  This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts.  These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2021.  We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures.  For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; and certain legal and tax matters.  We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts.  For example, the timing of certain transactions is difficult to predict because management's plans may change.  In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.  It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding sales and earnings guidance, the impact of the COVID-19 pandemic on our business, including related vaccine rollouts and any recovery in elective procedures, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects.  All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.  Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; the failure of vaccine rollouts and other strategies to mitigate or reverse the impacts of the COVID-19 pandemic; the failure of elective procedures to recover at the levels or on the timeline anticipated; the risks and uncertainties related to our ability to successfully execute our restructuring plans; our ability to attract, retain and develop the highly skilled employees we need to support our business; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management's attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; the risks and uncertainties associated with the proposed spin-off of our Spine and Dental businesses, including, without limitation, the significant expenses, time and efforts related to implementing such transaction, the ability to complete the transaction on our expected timeline or at all, the tax-free nature of the transaction, possible disruptions in our relationships with customers, suppliers and other business partners, and the possibility that the anticipated benefits and synergies of the transaction, strategic and competitive advantages of each company, and future growth and other opportunities for each company will not be realized within the expected time periods or at all; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by the U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities;

product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC).  Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, except per share amounts, unaudited)

	2021	2020
Net Sales	$1,847.4	$1,783.8
Cost of products sold, excluding intangible asset amortization	516.4	487.1
Intangible asset amortization	155.5	147.6
Research and development	94.4	98.4
Selling, general and administrative	770.1	828.9
Goodwill impairment	-	612.0
Restructuring and other cost reduction initiatives	21.8	45.0
Quality remediation	10.2	16.4
Acquisition, integration, divestiture and related	13.4	4.4
Operating expenses	1,581.8	2,239.8
Operating Profit (Loss)	265.6	(456.0)
Other income, net	7.3	3.0
Interest expense, net	(52.3)	(50.9)
Earnings (loss) before income taxes	220.6	(503.9)
Provision for income taxes	22.9	5.2
Net Earnings (Loss)	197.7	(509.1)
Less: Net loss attributable to noncontrolling interest	(0.4)	(0.6)
Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$198.1	$(508.5)
Earnings (Loss) Per Common Share
Basic	$0.95	$(2.46)
Diluted	$0.94	$(2.46)
Weighted Average Common Shares Outstanding
Basic	208.0	206.5
Diluted	210.2	206.5

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$724.3	$802.1
Receivables, net	1,380.2	1,452.7
Inventories	2,511.7	2,450.7
Other current assets	383.9	377.8
Total current assets	5,000.1	5,083.3
Property, plant and equipment, net	2,021.9	2,047.7
Goodwill	9,233.2	9,261.8
Intangible assets, net	6,801.2	7,055.5
Other assets	970.2	969.4
Total Assets	$24,026.6	$24,417.7
Liabilities and Stockholders' Equity
Current liabilities	$1,789.4	$2,056.9
Current portion of long-term debt	300.0	500.0
Other long-term liabilities	1,948.7	2,034.9
Long-term debt	7,538.7	7,626.5
Stockholders' equity	12,449.8	12,199.4
Total Liabilities and Stockholders' Equity	$24,026.6	$24,417.7

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, unaudited)

	2021	2020
Cash flows provided by (used in) operating activities
Net earnings (loss)	$197.7	$(509.1)
Depreciation and amortization	268.7	253.0
Share-based compensation	21.6	16.5
Goodwill impairment	-	612.0
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(9.5)	(45.4)
Receivables	43.6	289.7
Inventories	(86.1)	(96.0)
Accounts payable and accrued expenses	(161.2)	(95.8)
Other assets and liabilities	(28.3)	26.0
Net cash provided by operating activities	246.5	450.9
Cash flows provided by (used in) investing activities
Additions to instruments	(82.6)	(85.7)
Additions to other property, plant and equipment	(27.4)	(40.2)
Net investment hedge settlements	3.1	16.3
Investments in other assets	(15.4)	(11.6)
Net cash used in investing activities	(122.3)	(121.2)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	-	1,497.1
Redemption of senior notes	(200.0)	-
Dividends paid to stockholders	(49.8)	(49.5)
Proceeds from employee stock compensation plans	65.3	54.5
Net cash flows from unremitted collections from factoring programs	-	12.4
Business combination contingent consideration payments	(5.8)	(3.5)
Debt issuance costs	-	(12.2)
Other financing activities	(5.5)	(6.0)
Net cash (used in) provided by financing activities	(195.8)	1,492.8
Effect of exchange rates on cash and cash equivalents	(6.2)	(6.8)
(Decrease) increase in cash and cash equivalents	(77.8)	1,815.7
Cash and cash equivalents, beginning of period	802.1	617.9
Cash and cash equivalents, end of period	$724.3	$2,433.6

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,115.0	$1,101.3	1.2%	3.3%	(2.3)%	0.2%
EMEA	384.2	398.1	(3.5)	(10.0)	(0.3)	6.8
Asia Pacific	348.2	284.4	22.4	16.5	(1.0)	6.9
Total	$1,847.4	$1,783.8	3.6%	2.5%	(1.7)%	2.8%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$614.3	$628.7	(2.3)%	(2.9)%	(2.3)%	2.9%
Hips	447.0	432.6	3.3	3.0	(2.7)	3.0
S.E.T.	417.6	380.9	9.6	7.2	-	2.4
Dental & Spine	246.0	219.5	12.1	10.8	(1.2)	2.5
Other	122.5	122.1	0.3	(1.5)	(1.0)	2.8
Total	$1,847.4	$1,783.8	3.6%	2.5%	(1.7)%	2.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	March 31, 2021
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	1.2%	0.2%	1.0%
EMEA	(3.5)	6.8	(10.3)
Asia Pacific	22.4	6.9	15.5
Total	3.6%	2.8%	0.8%
Product Categories
Knees
Americas	(5.1)%	0.3%	(5.4)%
EMEA	(14.0)	5.8	(19.8)
Asia Pacific	26.9	8.4	18.5
Total	(2.3)	2.9	(5.2)
Hips
Americas	1.1	0.2	0.9
EMEA	(3.2)	6.3	(9.5)
Asia Pacific	17.3	6.1	11.2
Total	3.3	3.0	0.3
S.E.T	9.6	2.4	7.2
Dental & Spine	12.1	2.5	9.6
Other	0.3	2.8	(2.5)
Total	3.6%	2.8%	0.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2021
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other income, net	Provision for income taxes	Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	Diluted earnings (loss) per common share
As Reported	$516.4	$155.5	$94.4	$770.1	$21.8	$10.2	$13.4	$7.3	$22.9	$198.1	$0.94
Inventory and manufacturing-related charges(1)	5.9	-	-	-	-	-	-	-	5.9	(11.8)	(0.06)
Intangible asset amortization(2)	-	(155.5)	-	-	-	-	-	-	29.8	125.7	0.60
Restructuring and other cost reduction initiatives(4)	(0.1)	-	-	-	(21.8)	-	-	-	4.9	17.0	0.08
Quality remediation(5)	-	-	-	-	-	(10.2)	-	-	2.2	8.0	0.04
Acquisition, integration, divestiture and related(6)	-	-	-	-	-	-	(13.4)	-	3.0	10.4	0.05
Litigation(7)	-	-	-	(6.1)	-	-	-	-	0.5	5.6	0.03
European Union Medical Device Regulation(8)	-	-	(6.9)	-	-	-	-	-	1.4	5.5	0.03
Other charges(9)	-	-	-	(2.6)	-	-	-	(4.1)	(0.7)	(0.8)	(0.01)
Swiss tax reform(10)	-	-	-	-	-	-	-	-	(3.4)	3.4	0.02
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	2.0	(2.0)	(0.01)
As Adjusted	$522.2	$-	$87.5	$761.4	$-	$-	$-	$3.2	$68.5	$359.1	$1.71

FOR THE THREE MONTHS ENDED MARCH 31, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill Impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other income, net	Provision for Income taxes	Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	Diluted earnings (loss) per common share
As Reported	$487.1	$147.6	$98.4	$828.9	$612.0	$45.0	$16.4	$4.4	$3.0	$5.2	$(508.5)	$(2.46)
Inventory and manufacturing-related charges(1)	(0.6)	-	-	-	-	-	-	-	-	2.2	(1.6)	(0.01)
Intangible asset amortization(2)	-	(147.6)	-	-	-	-	-	-	-	30.1	117.5	0.57
Goodwill impairment(3)	-	-	-	-	(612.0)	-	-	-	-	-	612.0	2.96
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(45.0)	-	-	-	11.4	33.6	0.16
Quality remediation(5)	0.5	-	-	-	-	-	(16.4)	-	-	3.6	12.3	0.06
Acquisition, integration, divestiture and related(6)	-	-	-	-	-	-	-	(4.4)	-	0.9	3.5	0.02
Litigation(7)	-	-	-	(79.8)	-	-	-	-	-	18.0	61.8	0.30
European Union Medical Device Regulation(8)	-	-	(11.0)	-	-	-	-	-	-	2.2	8.8	0.04
Other charges(9)	-	-	-	(5.9)	-	-	-	-	0.7	1.8	4.8	0.02
Swiss tax reform(10)	-	-	-	-	-	-	-	-	-	(16.9)	16.9	0.08
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	-	7.2	(7.2)	(0.03)
Effect of dilutive shares assuming net earnings(12)	-	-	-	-	-	-	-	-	-	-	-	(0.01)
As Adjusted	$487.0	$-	$87.4	$743.2	$-	$-	$-	$-	$3.7	$65.7	$353.9	$1.70

(1)

Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, incremental cost of products sold from stepping up inventory to its fair value from its manufactured cost in business combination accounting and other inventory and manufacturing-related charges or gains.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)	In the first quarter of 2020, we recognized goodwill impairment charges of $470.0 million and $142.0 million related to our EMEA and Dental reporting units, respectively.

(4)

In December 2019, our Board of Directors approved, and we initiated, a new global restructuring program that includes a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making and focus the organization on priorities to drive growth.  Restructuring and other cost reduction initiatives also include other cost reduction initiatives that have the goal of reducing costs across the organization.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)	The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions and the planned spinoff of NewCo.

(7)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(8)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provide a transition period until May 2021 for currently-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(9)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, gains and losses from changes in fair value on our equity investments, as well as, in the 2020 period, our costs of complying with a Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries, which DPA concluded in February 2021.

(10)

We recognized a tax benefit related to Switzerland’s Federal Act on Tax Reform and AHV Financing (“TRAF”) in addition to an impact from certain restructuring transactions in Switzerland. Also included are tax adjustments relating to ongoing impacts of tax only amortization resulting from TRAF as well as certain restructuring transactions in Switzerland.

(11)	Other certain tax adjustments relate to various discrete tax period adjustments.

(12)	Due to the reported net loss for this period, the effect of dilutive shares assuming net earnings is shown as an adjustment. Diluted share count used in Adjusted Diluted EPS is:

Three Months Ended
March 31, 2020

Diluted shares	206.5
Dilutive shares assuming net earnings	1.7
Adjusted diluted shares	208.2

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$246.5	$450.9
Additions to instruments	(82.6)	(85.7)
Additions to other property, plant and equipment	(27.4)	(40.2)
Free cash flow	$136.5	$325.0

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Net Sales	$1,847.4	$1,783.8
Cost of products sold, excluding intangible asset amortization	516.4	487.1
Intangible asset amortization	155.5	147.6
Gross Profit	$1,175.5	$1,149.1

Inventory and manufacturing-related charges	(5.9)	0.6
Restructuring and other cost reduction initiatives	0.1	-
Quality remediation	-	(0.5)
Intangible asset amortization	155.5	147.6
Adjusted gross profit	$1,325.2	$1,296.8

Gross margin	63.6%	64.4%
Inventory and manufacturing-related charges	(0.3)	-
Restructuring and other cost reduction initiatives	-	-
Quality remediation	-	-
Intangible asset amortization	8.4	8.3
Adjusted gross margin	71.7%	72.7%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT (LOSS) & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Operating profit (loss)	$265.6	$(456.0)
Inventory and manufacturing-related charges	(5.9)	0.6
Intangible asset amortization	155.5	147.6
Goodwill impairment	-	612.0
Restructuring and other cost reduction initiatives	21.9	45.0
Quality remediation	10.2	15.9
Acquisition, integration, divestiture and related	13.4	4.4
Litigation	6.1	79.8
European Union Medical Device Regulation	6.9	11.0
Other charges	2.6	5.9
Adjusted operating profit	$476.3	$466.2

Operating profit (loss) margin	14.4%	(25.6)%
Inventory and manufacturing-related charges	(0.3)	-
Intangible asset amortization	8.4	8.3
Goodwill impairment	-	34.3
Restructuring and other cost reduction initiatives	1.2	2.5
Quality remediation	0.6	0.9
Acquisition, integration, divestiture and related	0.7	0.2
Litigation	0.3	4.5
European Union Medical Device Regulation	0.4	0.6
Other charges	0.1	0.4
Adjusted operating profit margin	25.8%	26.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS ENDED MARCH 31, 2021 and 2020
(unaudited)

	Three Months Ended March 31,
	2021	2020
Effective tax rate	10.4%	(1.0)%
Tax effect of adjustments made to earnings before taxes(1)	6.2	18.7
Swiss tax reform	(1.5)	(3.4)
Other certain tax adjustments	0.9	1.4
Adjusted effective tax rate	16.0%	15.7%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; goodwill impairment; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF MARCH 31, 2021 and DECEMBER 31, 2020
(in millions, unaudited)

	March 31, 2021	December 31, 2020
Debt, both current and long-term	$7,838.7	$8,126.5
Cash and cash equivalents	(724.3)	(802.1)
Net debt	$7,114.4	$7,324.4